Exhibit 99.1

Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Susan Burns
Bunge Limited
914-684-3246
susan.burns@bunge.com

Bunge Limited Announces Pricing of Senior Notes Offering

WHITE PLAINS, N.Y., August 10, 2016 — Bunge Limited (NYSE: BG) today announced that Bunge Limited Finance Corp., its wholly owned finance subsidiary, has priced a public offering of $700 million aggregate principal amount of 3.250% senior notes due 2026.  The senior notes will be guaranteed by Bunge Limited.  The offering was made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission.  The transaction is expected to close on August 15, 2016.

Bunge Limited intends to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the repayment of outstanding indebtedness, which may include indebtedness under its revolving credit facilities.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers for the offering.  BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., SMBC Nikko Securities America, Inc., and SunTrust Robinson Humphrey, Inc. are acting as senior co-managers, and ABN AMRO Securities (USA) LLC, ANZ Securities, Inc., BB Securities Limited, BBVA Securities Inc., Commerz Markets LLC, Deutsche Bank Securities Inc., ICBC Standard Bank Plc, ING Financial Markets LLC, nabSecurities, LLC, Natixis Securities Americas LLC, Rabo Securities USA, Inc., SG Americas Securities, LLC, Standard Chartered Bank and UniCredit Capital Markets LLC are acting as co-managers.

This offering of senior notes may be made only by means of the prospectus supplement and the accompanying prospectus related to the offering.  Copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these senior notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 35,000 employees. Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America. Founded in 1818, the company is headquartered in White Plains, New York.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities, including statements with respect to the completion, timing and anticipated use of proceeds of the offering.  We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements, including those risk factors described in or incorporated by reference in the prospectus supplement for the offering.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.